EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Staktek Holdings, Inc. 2003 Stock Option Plan of our report dated January 16, 2004, with respect to the consolidated financial statements of Staktek Holdings, Inc. and Staktek Corporation included in its Prospectus dated February 5, 2004 filed pursuant to Rule 424(B)(4) with the Securities and Exchange Commission.

Austin, Texas	/s/ Ernst & Young LLP
March 8, 2004